    PROVIDENCE AND WORCESTER RAILROAD COMPANY

                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROVIDENCE AND WORCESTER RAILROAD COMPANY

75 Hammond Street

Worcester, Massachusetts 01610

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 27, 2011

       PLEASE TAKE NOTICE that the 2011 annual meeting of the shareholders of Providence and Worcester Railroad Company (the "Company") will be held at Union Station, Two Washington Square, Worcester, Massachusetts, on Wednesday, April 27, 2011 at 10:00 o'clock A.M., local time, for the following purposes:

(1)  To elect three directors (by the holders of Common Stock only) and six directors (by the holders of Preferred Stock only) to serve for terms of one year and until their successors are elected and qualified;

(2)  To act upon a shareholder proposal to provide shareholders the opportunity to vote annually upon an advisory (non-binding) resolution to approve the compensation of the Chairman of the Company;

(3)  To act upon a Company proposal to provide shareholders the opportunity to vote upon an advisory (non-binding) resolution to approve the compensation of executive officers as described in this Proxy Statement;

(4)  To act upon a Company proposal to provide shareholders the opportunity to vote upon an advisory (non-binding) resolution on the frequency with which shareholders shall be provided the opportunity to vote upon executive compensation as set forth in Proposal 3 hereof; and

(5)  To transact such other business, if any, as may properly come before the meeting or any adjournment or adjournments thereof (by the holders of Common Stock and Preferred Stock, voting as separate classes).

       Holders of record of the Common Stock or the Preferred Stock on the books of the Company as of the close of business on February 28, 2011 will be entitled to vote.

By Order of the Board of Directors

MARIE A. ANGELINI
Secretary and General Counsel
PROVIDENCE AND WORCESTER RAILROAD COMPANY

Worcester, Massachusetts
March 30, 2011

       Proxy cards for Common Stock and Preferred Stock of the Company will be mailed separately. If you are the holder of record of both Common Stock and Preferred Stock of the Company, you will receive two packages, each containing a proxy card.  Kindly fill in, date and sign the enclosed proxy card and promptly return the same in the enclosed addressed envelope, which requires no postage if mailed in the United States.  If you are personally present at the meeting, the proxy or proxies will not be used without your consent.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 27, 2011.

The Company’s Proxy Statement, sample proxy card and 2010 Annual Report on Form 10-K are available at:  www.edocumentview.com/pwx.

PROVIDENCE AND WORCESTER RAILROAD COMPANY
PROXY STATEMENT
Annual Meeting of Shareholders
April 27, 2011
SOLICITATION AND REVOCATION OF PROXIES

The accompanying proxy is solicited by the Board of Directors of Providence and Worcester Railroad Company (the "Company") in connection with the annual meeting of the shareholders to be held April 27, 2011; the Company will bear the cost of such solicitation. It is expected that the solicitation of proxies will be primarily by mail. Proxies may also be solicited personally by regular employees of the Company at nominal cost. The Company may reimburse brokerage houses and other custodians, nominees and fiduciaries holding stock for others in their names, or in those of their nominees, for their reasonable out-of-pocket expenses in sending proxy materials to their principals or beneficial owners and obtaining their proxies. Any shareholder giving a proxy has the power to revoke it at any time prior to its exercise by (i) filing a written revocation of the proxy with the Secretary of the Company, (ii) submitting a signed proxy card bearing a later date, or (iii) attending and voting in person at the meeting provided the shareholder is the holder of record of the underlying shares and a written revocation of the shareholder’s grant of proxy has been filed with the Secretary of the Company. Notice of revocation may be delivered in writing to the Secretary at Providence and Worcester Railroad Company, 75 Hammond Street, Worcester, Massachusetts 01610, Attn: Secretary. If a shareholder holds shares in the name of a broker, bank or other nominee, such shareholder will need to contact the nominee in order to revoke a proxy. Any votes with respect to shares held in street name through a broker or bank may only be changed in person if you have a legal proxy in the shareholder’s name from Broadridge Financial Solutions or the broker or bank. Every properly-signed proxy will be voted in accordance with the specifications made thereon.

The Company’s Annual Report for 2010, including financial statements, this proxy statement and the accompanying proxy or proxies are expected to be first sent to shareholders on or about March 30, 2011. Neither the Annual Report nor the financial statements therein are incorporated in this Proxy Statement and do not form any part of the material for the solicitation of proxies.

VOTING AT MEETING

Only shareholders of record at the close of business on February 28, 2011 will be entitled to vote at the meeting. The holders of a majority of each class of stock of the Company present at the meeting or represented by proxy will constitute a quorum for the transaction of business at the meeting. Under the Company's charter, the holders of the Company's Common Stock, par value $.50 per share, voting separately as a class, are entitled to one vote for each share held in the election of one-third (1/3) of the Board of Directors of the Company proposed to be elected at the meeting (or the nearest larger whole number, if such fraction is not a whole number). The holders of the Company’s Preferred Stock, par value $50 per share, voting separately as a class, are entitled to one vote for each share held in the election of the balance of the Board of Directors proposed to be elected at the meeting. The holders of the Company’s Common Stock and the holders of the Company’s Preferred Stock are entitled to one vote per share, voting as separate classes and not together, upon all other matters presented to the shareholders for their approval.

Common Stock directors will be elected in each case by vote of the holders of a majority of the Common Stock present or represented by proxy at the meeting, and the Preferred Stock directors will be similarly elected by vote of the holders of a majority of the Preferred Stock.

Shares represented by proxies which are marked “withhold” with respect to the election of any particular nominee for director will be counted as shares present and entitled to vote, and, accordingly, any such marking of a proxy will have the same effect as a vote against the election to which it relates.

Brokers who hold shares in street name may not vote shares on the election of directors or certain other items on which they lack authority in the absence of specific instructions from their shareholder-customer. Shares subject to such “broker non-votes” will not be treated as shares entitled to vote on the matters to which they relate and, therefore, will be treated as not present at the meeting for those purposes, but otherwise will have no effect on the outcome of the voting on such matters. Furthermore, the shareholder proposal set forth in Proposal No. 2 and management’s Proposals No. 3 and 4 below are considered “non-discretionary” matters on which brokers are prohibited from voting without receiving instruction from the beneficial owner of the shares. As such, shareholders are encouraged to provide instructions to their brokers regarding the voting of their shares.

On the record date, there were 4,824,361 shares of the Company’s Common Stock and 640 shares of the Company’s Preferred Stock outstanding and entitled to vote at the meeting.

COMPOSITION OF THE BOARD OF DIRECTORS

Independence

The Board of Directors has reviewed the relationship that each director, which includes each of the nominees standing for election at the 2011 annual meeting and each director who served as a director during the Company’s last fiscal year, has with the Company and has determined that all such directors, nominees and former directors, other than Robert H. Eder and P. Scott Conti, are independent as defined under the NASDAQ listing standards.

Selection of Directors

The Company does not have a written procedure for shareholders to make nominations to the Board of Directors, but the Company does consider such nominations. The holders of the Preferred Stock elect a majority of the members of the Board of Directors. A director may be removed, with or without cause, only by a vote of the holders of a majority of the then-outstanding shares of the class of capital stock of the Company which elected such director. If, during the interval between annual meetings of the shareholders for the election of directors, the number of directors who have been elected by the holders of a class of capital stock shall, by reason of resignation, death or removal, be reduced, the vacancy or vacancies resulting therefrom may be filled by a majority vote of the remaining directors then in office and elected by the holders of such class of stock. Mr. Eder, who owns a majority of the Preferred Stock and who serves as the Chairman of the Board of Directors of the Company, involves himself in the screening and selection of directors of the Company when vacancies occur on the Board of Directors, and the Board of Directors has voted to sit as a committee of the whole to consider any recommendations made by shareholders and/or other directors of persons to be directors of the Company and in determining whether to nominate any such recommended person for election by the shareholders. Thus, the Board of Directors has determined that (i) the Company shall not have a nominating committee, and (ii) the Board of Directors shall consider the competencies and experience of each such recommended person as they relate to the business of the Company, together with each such person’s age, reputation and ability to carry out the requirements to serve as a director of the Company. The Board of Directors does not have a policy with respect to diversity and does not specifically consider issues of diversity such as gender, race or origin when determining whether to nominate any person to be a director of the Company. Because the Company is a “controlled” company as defined in Rule 5615(c)(2) of the NASDAQ Marketplace Rules, the Company is not subject to the NASDAQ Marketplace Rules’ requirement that a listed company adopt a formal written charter or board resolution addressing the nominations process.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the annual meeting, three Common Stock directors and six Preferred Stock directors are to be elected, and each will hold office until the next annual meeting and until his successor is elected and qualified. The proxies named in the accompanying proxy or proxies, who have been designated by the Board of Directors, intend to vote, unless otherwise instructed, for the election to the Board of Directors of the persons named below, all of whom are now directors of the Company with the exception of David J. McQuade, who was nominated following the process described above and whose nomination was approved by a unanimous vote of the Board of Directors at its quarterly meeting on January 26, 2011. The Board of Directors anticipates that each of the nominees listed below will be available to serve if elected. Certain information concerning such nominees is set forth below:

	Principal Occupation	Director
Name and Age	During Past Five Years	Since(a)
	Common Stock Director Nominees
Richard W. Anderson (63)	President and Chief Investment Officer of Massachusetts Capital Resource Company; Senior Vice President from 1986 through 2007	1998

Robert H. Eder (78)	Chairman and Chief Executive Officer of the Company	1965

Paul F. Titterton (35)	Vice President and Executive Director of Fleet Portfolio Management of GATX Corporation; Vice President, Strategic Growth from 2007 to 2008; Vice President, Fleet Portfolio Management from 2005 to 2007 Preferred Stock Director Nominees:	2008

Frank W. Barrett (71)	Retired; Executive Vice President of TD Bank (f/k/a TD Bank North, N.A.) from 2002 through April 2006	1995

P. Scott Conti (53)	President of the Company	2005

J. Joseph Garrahy (80)	President of J. Joseph Garrahy & Associates, Inc. (business consultants) 1992

James C. Garvey (54)	President and Chief Executive Officer of Borel Private Bank; President and Chief Executive Officer of Charter Private Bank from July 2009 to December 2010; President and Chief Executive Officer of Flagship Bank & Trust Company from 2001 to July 2009	2005

John J. Healy (75)	Director of Manufacturing Advancement Center and Director of Operations for the Massachusetts Manufacturing Extension Partnership	1991

David J. McQuade (62)	Senior Government Affairs Consultant, Murtha, Cullina LLP	N/A (b)

(a) Dates of directorships include directorships of the Company's predecessors.
(b) Mr. McQuade has not served as a director of the Company prior to the present nomination.

Qualifications and Brief Biographies of Directors and Nominees

The particular experience and qualifications of individuals that led the Company’s Board of Directors to conclude at the time of nomination that service as a director was desirable are as identified in the following brief biographies. Additional attributes and skills are noted as well.

Richard W. Anderson, Director. Mr. Anderson has been a Director of the Company since 1998. He is President and Chief Investment Officer of Massachusetts Capital Resource Company (“MCRC”), a private investment firm funded by major Massachusetts-based life insurance companies providing high risk growth capital to Massachusetts businesses. He began working at MCRC in 1981, serving as Vice President through 1985, and Senior Vice President from 1986 until he was appointed to his current position. Mr. Anderson is also a director of Valpey Fisher Corporation, a company specializing in frequency control devices, and chairman of the Audit Committee of Valpey Fisher Corporation. Mr. Anderson’s extensive experience in evaluating companies and their financial performance provides the Board with financial expertise in evaluating the Company’s capital and liquidity needs.

Frank W. Barrett, Director. Mr. Barrett has been a Director of the Company since 1995. Mr. Barrett retired from TD Bank (f/k/a TD Bank North, N.A.) as Executive Vice President in April 2006 after working in the banking industry for over forty years. Mr. Barrett served as a director of Dairy Mart Convenience Stores from approximately 1978-2003. Mr. Barrett’s years of banking experience provide the Board with valuable insights to its existing and potential alternative banking relationships as well as serving as the Company’s designated financial expert.

P. Scott Conti, President, Chief Operating Officer and Director. Mr. Conti is the Company’s President and Chief Operating Officer, and has been a Director of the Company since 2006. Mr. Conti began working at the Company in June 1988, serving as Engineering Manager through December 1997, Chief Engineer from January 1998 until March 1999, and Vice President Engineering from March 1999 until he was appointed to his current position. As Chief Operating Officer of the Company, Mr. Conti advises the Board on the operational issues confronting the Company and opportunities for improvement.

Robert H. Eder, Chairman of the Board and Chief Executive Officer. Mr. Eder was President of the Company from 1966 through 1980. He has been Chairman of the Board of Directors and Chief Executive Officer since 1980. He is a graduate of Harvard College and Harvard Law School. He is also (with his wife) beneficial or direct owner of a majority of the stock of Capital Properties, Inc., a real estate holding company, of which he is also President, Chief Executive Officer and Chairman of the Board of Directors. Mr. Eder is admitted to practice law in Rhode Island and New York. Mr. Eder led the Company in its efforts to resume independent operations and is directly involved with all major strategic developments of the Company. Mr. Eder’s history with the Company and education as a lawyer results in his having extensive and specific knowledge as to the Company’s operations, and an overall grasp of the Company’s strategic opportunities and challenges.

J. Joseph Garrahy, Director. Mr. Garrahy has been a Director of the Company since 1992. He is a former four-term Governor of Rhode Island and, since 1990, has been an independent business consultant in the State of Rhode Island. Mr. Garrahy’s extensive political and governmental connections provide the Board with insight into governmental relations which have helped shape some of the Company’s more successful initiatives, including the development of rail traffic at the Quonset Industrial Park in Rhode Island.

James C. Garvey, Director. Mr. Garvey has been a Director of the Company since 2005. Mr. Garvey is President and Chief Executive Officer of Borel Private Bank in San Mateo, California. Mr. Garvey was President and Chief Executive Officer of Borel Private Bank’s private banking affiliate, Charter Private Bank, in Bellevue, Washington from 2009 to 2010. He was President and CEO of Worcester-based Flagship Bank & Trust Company from 2001 to 2009, after serving as its Executive Vice President since 1999. Mr. Garvey’s long experience as a commercial banker provides the Board with insight into current conditions in the banking industry including potential availability of credit to the Company.

John J. Healy, Director. Mr. Healy has been a Director of the Company since 1991. Mr. Healy is Director of the Manufacturing Advancement Center and Director of Operations for the Massachusetts Manufacturing Extension Partnership, an independent consulting organization dedicated to assisting small manufacturing enterprises in becoming globally competitive. He was President of Worcester Affiliated Mfg. L.L.C. (manufacturing consultants) from 1997 to 2003. Mr. Healy’s involvement with the Manufacturing Advancement Center provides the Board with valuable insights into economic development in Massachusetts which is critical to the Company’s development of its market.

David J. McQuade, Nominee. Mr. McQuade has been senior Government Affairs Consultant with Murtha, Cullina LLP in Hartford, Connecticut since 1994. He was the Chief of Staff to a former Senate President Pro Tempore of the State of Connecticut and, prior thereto, was the Chief of Staff to a former governor of Connecticut.

Paul F. Titterton, Director. Mr. Titterton has been a Director of the Company since 2008. Mr. Titterton is Vice President and Executive Director of Fleet Portfolio Management of GATX Corporation. He began working at GATX Corporation in 1997, serving as Director, Fleet Portfolio Management from 2002 until July 2005, Vice President, Fleet Portfolio Management from July 2005 until April 2007, and Vice President, Strategic Growth from April 2007 until he was appointed to his current position in 2008. Mr. Titterton’s experience as a Vice President of GATX provides the Board valuable insights into the railroad industry in the United States

Recommendation of Board of Directors. The Board of Directors recommends that the shareholders vote FOR approval of the slate of three (3) common stock director nominees and six (6) preferred stock director nominees set forth above.

Non-Director/Executive Officer Biographies

Daniel T. Noreck, Chief Financial Officer.  Mr. Noreck was elected to serve as Treasurer and Chief Financial Officer of the Company effective September 13, 2010.  Mr. Noreck worked as senior audit manager at Lefkowitz, Garfinkel, Champi & DeRienzo P.C. in Providence, RI from July 2003 to September 2010.  Prior thereto, he worked as a senior accountant at Carlin, Charron & Rosen, LLP from December 1997 until July 2003.

David F. Fitzgerald, Vice President Operations.  Mr. Fitzgerald was elected to serve as Vice President Operations of the Company on November 30, 2005.  Prior to his election as Vice President, Mr. Fitzgerald served as Superintendent of Transportation from 1981 and, prior thereto, in other capacities since joining the Company in 1973.

Frank K. Rogers, Vice President Marketing.  Mr. Rogers was elected to serve as Vice President Marketing of the Company on November 30, 2005.  Prior to his election as Vice President, Mr. Rogers served as Director of Marketing from 1995 and, prior thereto, in other capacities since joining the Company in 1994.

Board Leadership Structure

Mr. Eder serves as both the Chief Executive Officer and the Chairman of the Board of the Company. The Board of Directors believes that the Company’s Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight and expertise from outside the Company and industry, while the Chief Executive Officer brings Company-specific experience and expertise. The Board of Directors believes that the combined role of Chairman and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance.

One of the key responsibilities of the Board of Directors is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board of Directors believes the combined role of Chairman and Chief Executive Officer is in the best interest of shareholders because it provides the appropriate balance between strategy development and independent oversight of management.

Committees of the Board of Directors

The Board of Directors has an Executive Committee, a Stock Option & Compensation Committee and an Audit Committee. The Board of Directors has no other committees. Both the Stock Option & Compensation Committee and the Audit Committee have a written charter approved by the Board of Directors. A copy of the Second Amended and Restated Charter of the Stock Option & Compensation Committee and the Amended and Restated Audit Committee Charter are attached as Appendices A and B, respectively, to the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission (“SEC”) on March 25, 2009.

In accordance with the By-laws of the Company, the Executive Committee, currently comprising P. Scott Conti, Chairman, John J. Healy and Craig M. Scott, exercises the authority of the Board of Directors when formal Board action is required between meetings, subject to the limitations imposed by law, the By-laws or the Board of Directors. The Executive Committee acts on routine matters such as authorizing the sale of surplus real estate and the execution of government contracts for reimbursement for Company work on highway projects adjacent to the railroad and grade crossing rehabilitation.

The Stock Option & Compensation Committee of the Board of Directors, currently comprising Craig M. Scott and James C. Garvey1, each of whom is independent (as defined by The Nasdaq Stock Market (“NASDAQ”) Marketplace Rules and SEC Rules (“SEC Rules”)), is charged with the broad responsibility of seeing that executive officers are effectively compensated in a manner which is internally equitable based on such officer’s responsibilities and length of service to the Company. Because the Company is a “controlled” company as defined in Rule 561 5(c)(2) of the NASDAQ Marketplace Rules, the Company is not subject to the NASDAQ Marketplace Rules’ requirement that compensation of the chief executive officer and all other officers be determined, or recommended to the Board of Directors for determination, either by a compensation committee comprised of independent directors or by a majority of the independent directors of its Board of Directors. However, the Company’s Stock Option & Compensation Committee charter provides that the Stock Option & Compensation Committee shall approve and report to the Board of Directors the executive compensation plan (including incentive awards) of the Chairman/Chief Executive Officer, the President and any other officer who is a member of the Board of Directors.

The Audit Committee of the Board of Directors, currently comprising J. Joseph Garrahy, Chairman, Frank W. Barrett and Richard W. Anderson, all of whom are independent as defined by the NASDAQ Marketplace Rules and the SEC Rules, is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls, evaluating the qualifications and independence of, and appointing and overseeing the external auditors, providing an open avenue of communication among the external auditors, management, and the Board of Directors, and overseeing the system of disclosure controls and system of internal controls regarding finance, accounting, legal compliance and ethics. The Board of Directors has determined that all three members of the Audit Committee satisfy the financial literacy requirements of the NASDAQ Marketplace Rules and are independent as defined under the applicable NASDAQ Marketplace Rules and applicable SEC Rules. The Board of Directors has determined that Frank W. Barrett meets the standards set forth in Item 407(d)(5)(ii) of SEC Regulation S-K to qualify as an audit committee financial expert, as that term is defined in Item 407(d)(5)(ii).

The Board of Directors held five meetings, the Audit Committee held ten meetings, the Stock Option & Compensation Committee held three meetings and the Executive Committee held three meetings during the fiscal year ended December 31, 2010. All directors attended at least 75% of all meetings of the Board of Directors and the committee(s) on which each such director serves. The Board of Directors has adopted a policy that requires members of the Board of Directors to make every effort to attend each annual shareholders meeting. All then current members of the Board of Directors attended the 2010 annual shareholders meeting.

Code of Ethics

The Company has adopted a Code of Ethics applicable to all directors, officers and employees, which meets the requirements of a “code of ethics” as defined in Item 406 of Regulation S-K.

Shareholder Communications

Shareholders of the Company may communicate directly with members of the Board of Directors by writing directly to those individuals at the following address: Providence and Worcester Railroad Company, 75 Hammond Street, Worcester, Massachusetts 01610, and the Company shall forward, and not intentionally screen, any mail received at the Company’s corporate office that is sent directly to an individual director or to the directors generally unless the Company believes that the communication may pose a security risk. The Board of Directors sits as a committee of the whole to address any inquiries made by shareholders.

—————————
1 Former Stock Option & Compensation Committee chairman Charles M. McCollam, Jr. died in January 2011. Mr. Craig Scott has notified the Company of his resignation from the Board of Directors effective April 26, 2011. The Company intends to appoint to the Stock Option & Compensation Committee two (2) independent directors to fill the vacancies created by Mr. McCollam’s death and Mr. Scott’s resignation at the next quarterly meeting of the Board of Directors scheduled for April 27, 2011.

Risk Management

The Board of Directors has an active role, as a whole and also at the Audit Committee level, in overseeing management of the Company’s risks. The Board of Directors regularly meets with management and reviews information regarding the Company’s overall risks. The Audit Committee oversees management of financial and operational risks and oversees management of risks associated with regulatory, environmental and health and safety matters. The Board of Directors does not believe there is any high degree of risk associated with its compensation practices as further discussed below.

Compensation Policies and Their Relation to Risk Management

The Company’s compensation policies consist of a base salary plus equity compensation in the form of stock options and change-in-control severance benefits. Executive and employee base salaries are determined by the Board upon recommendation of the Stock Option & Compensation Committee with annual increases based upon increases in the cost of living generally. The Company maintains a Non-Qualified Stock Option Plan (the “Stock Option Plan”) pursuant to which all employees and non-employee directors of the Company, other than a beneficial owner of more than fifty percent (50%) of the Company’s common stock or preferred stock (e.g., the Chairman), who are not subject to a collective bargaining agreement and have been an employee of the Company for more than one (1) year are eligible to participate. Pursuant to the terms of the Stock Option Plan, each non-employee director is entitled to receive stock options in accordance with a formula based on such director’s length of service with the Company and each employee is entitled to receive stock options in accordance with a formula based on the employee’s compensation and length of service with the Company.

In addition, in lieu of any defined benefit plan or 401(k) contribution, the Company contributes to each management employee’s Simplified Employee Pension plan (“SEP”) a percentage of eligible compensation determined by the Company’s Board of Directors each year.

Finally, the Company has entered into change-in-control agreements with its executives, and all other management employees. Under the terms of the change-in-control agreements, a severance award is payable upon the termination of an employee other than for cause following an event giving rise to a change-in-control and upon the resignation of an executive following a significant reduction of such executive’s base salary occurring within two (2) years following a change-in-control. The amount of the severance award payable under the change-incontrol agreements is a function of salary and length of service. No severance benefit is payable under a change-incontrol agreement to any management employee who is a beneficial owner, directly or indirectly, of securities which have the right to elect a majority of the Board of Directors or fifty percent (50%) of the voting power of the entire capital stock of the Company (e.g., the Chairman).

The Board of Directors has reviewed the Company’s compensation policies with respect to all employees of the Company as they relate to risk management. Following this review and based on the fact that the Company’s compensation policies largely promote length of service as opposed to risk-taking activities, the Board of Directors determined that the Company’s compensation policies do not create risks to the Company that are reasonably likely to have a material adverse effect on the Company.

Audit Committee Report

Management is responsible for the Company’s internal controls and financial reporting process. The independent accountants are responsible for performing an audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to appoint, compensate, retain and oversee any independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services, and otherwise to monitor and oversee these processes.

The responsibilities of the Audit Committee include engaging an accounting firm as the Company's independent accountants. Additionally and, as appropriate, the Audit Committee reviews and evaluates, and discusses and consults with the Company’s management and independent accountants regarding the scope of the audit plan, the results of the audit, the Company’s financial statement disclosure documents, the adequacy and effectiveness of the Company’s accounting, financial and internal controls and changes in accounting principles, and the auditor’s performance and independence. The Audit Committee also oversees the receipt and processing of complaints by employees related to accounting, internal controls or audit-related matters and reviews related-party transactions.

In connection with these responsibilities, the Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2010 with management and the Company’s independent accountants, Deloitte & Touche LLP. The Audit Committee also discussed with Deloitte & Touche LLP the matters required by Statement on Auditing Standards No. 61. The Audit Committee received from Deloitte & Touche LLP written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1, wherein Deloitte & Touche LLP confirms their independence within the meaning of the SEC and Independence Standards Board Rules and disclosed the fees charged for professional services in the fiscal year ended December 31, 2010. The Audit Committee discussed this information with Deloitte & Touche LLP and also considered the compatibility of non-audit services provided by Deloitte & Touche LLP with its independence.

Based on the review of the audited financial statements and these various discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual
Report on Form 10-K to be filed with the SEC.

Audit Committee:
J. Joseph Garrahy, Chairman
Frank W. Barrett

Richard W. Anderson

Compensation of Directors

The Board of Directors, upon recommendation of the Stock Option & Compensation Committee, is responsible for determining compensation of the directors. During the fiscal year ended December 31, 2010, each director who was not an employee of the Company received a base fee of $500 for each attended meeting of the Board of Directors plus $50 per attended meeting for each year of service as a director, and each member of the Audit Committee and the Stock Option & Compensation Committee received $300 (other than the chairman of each Committee, who received $350) for each attended meeting of such committee.

During the month of January of each year, directors of the Company who were serving as such on the preceding December 31 and who are not full-time employees of the Company are granted options for the purchase of 100 shares of the Common Stock of the Company, plus options for an additional ten shares for each full year of service to the Company. The exercise price is the closing market price of such shares on the last business day of the preceding year, and the term of each option is ten years (subject to earlier termination if the grantee ceases to serve as a director); provided, however, that no option is exercisable within six months following the date of grant.

Other than Paul F. Titterton, the director designee of GATX Corporation, each director of the Company who was serving as such on December 31, 2009 and was not a full-time employee of the Company was granted options for the purchase of 100 shares of Common Stock of the Company, plus options for an additional ten shares for each full year of service to the Company on January 4, 2010. The exercise price for such options is $10.75.

The following table provides information regarding the compensation paid or accrued by each individual who was a director during the 2010 fiscal year other than the Chairman and the President.

Name	Total ($)	Fees earned or paid in cash ($)	Stock Awards ($)	Option Awards ($) (a)	Non-Stock Incentive Plan Compensation	All Other Compensation ($)
Richard W. Anderson	11,275	9,750	N/A	1,525	N/A	0
Frank W. Barrett	13,292	11,550	N/A	1,742	N/A	0
P. Scott Conti	0 (b), (c)	0 (b)	N/A	N/A (c)	N/A	0
Robert H. Eder	(b)	(b)	N/A	N/A	N/A	0
J. Joseph Garrahy	16,810	14,850	N/A	1,960	N/A	0
James C. Garvey	6,716	5,700	N/A	1,016	N/A	0
John J. Healy	12,333	10,300	N/A	2,033	N/A	0
Charles M. McCollam, Jr.	10,920	9,250	N/A	1,670	N/A	0
Craig M. Scott	7,439	6,350	N/A	1,089	N/A	0
Paul F. Titterton	0(d)	0(d)	N/A	0	N/A	0

(a)	As of 12/31/10, each director had outstanding options for the following number of shares outstanding:
Richard W. Anderson – 1,530 shares
Frank Barrett – 1,800 shares
P. Scott Conti – 2,792 shares
Robert H. Eder – 0 shares
J. Joseph Garrahy – 1,470 shares
James C. Garvey – 500 shares
John J. Healy – 2,160 shares
Charles M. McCollam, Jr. – 860 shares
Craig M. Scott – 650 shares
                   Paul F. Titterton – 0 shares
          (b) The Company does not pay director fees to directors who are full-time employees of the Company.
(c)
Mr. Conti is awarded options in his capacity as President under the Company’s Non-Qualified Stock Option Plan (the “Stock Option Plan”), which options are disclosed in the table under the section entitled Grants of Plan Based Awards set forth herein.

(d)
The terms of a Stock Purchase Agreement by and between the Company and GATX Corporation (“GATX”) dated January 10, 2008 provide that GATX is entitled to one seat on the Company’s Board of Directors. Mr. Titterton is not paid director fees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table set forth below reflects the only persons (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who, to the best of the Company's knowledge were, on February 28, 2011, the beneficial owners of more than five percent (5%) of the Company's outstanding Common Stock, $.50 par value, or Preferred Stock, $50 par value. Each share of the Company's outstanding Preferred Stock is convertible at any time, at the option of the holder, into one hundred shares of Common Stock of the Company. The footnote to the table below sets forth the percentages of the outstanding Common Stock which would be held by the indicated owners if such owner’s Preferred Stock were converted in whole into Common Stock.

		Percent
Name and Address	Number of Shares Owned	of Class
Robert H. and Linda Eder	842,742 (Common)	17.5%(a)
130 Sunrise Avenue	500 (Preferred)	78.1%
Palm Beach, Florida 33480

Steinberg Asset Management, LLC	536,968 (Common)	11.1%
Michael A. Steinberg
12 East 49th Street
Suite 1202
New York, New York 10017

GAMCO Investors, Inc.	354,150 (Common)	7.3%
Gabelli Funds, LLC
GAMCO Asset Management Inc.
Teton Advisors, Inc. One Corporate Center Rye, NY 10580-1435

Keeley Asset Management Corp.	343,583 (Common)	7.1%
401 South LaSalle Street
Chicago, Illinois 60605

(a) Assuming no conversion of Preferred Stock. If their Preferred Stock were converted in whole to Common Stock, Mr. and Mrs. Eder would own 18.5% of the outstanding Common Stock.

Of the shares owned by Mr. and Mrs. Eder, 768,162 shares of Common Stock and 500 shares of Preferred
Stock were held directly by Mr. Eder, and 74,580 shares of Common Stock were held directly by Mrs. Eder. By reason of their ownership, Mr. and Mrs. Eder may be deemed to be "control persons" with respect to the Company.

The following table reflects, as of February 28, 2011, the beneficial ownership of the Common Stock of the Company by directors, Named Executive Officers (as defined on page 14), and all officers and directors as a group, and Jade Y. Tsang.

Name	Number	Percentage

Richard W. Anderson(a)	202,450	4.2%
Marie A. Angelini(b)	1,921	*
Frank W. Barrett(c)	2,560	*
P. Scott Conti(d)	11,652	*
Robert H. Eder(e)	892,742	18.5%
David F. Fitzgerald(f)	7,504	*
J. Joseph Garrahy(g)	1,870	*
James C. Garvey(h)	800	*
John J. Healy(i)	3,700	*
(Estate of) Charles M. McCollam, Jr.(j)	4,610	*
Daniel T. Noreck(k)	7	*
Frank K. Rogers(l)	3,730	*
Craig M. Scott(m)	1,650	*
Paul F. Titterton(n)	239,523	4.9%
Jade Y. Tsang(k)	0	*
All executive officers and directors as a group (15 persons)(o)	1,374,719	28.4%

* Less than one percent

(a)
Includes 200,000 shares of common stock held by Massachusetts Capital Resource Company of which Mr. Anderson disclaims beneficial ownership. Mr. Anderson is President and Chief Investment Officer of Massachusetts Capital Resource Company. Also includes 1,530 shares of Common Stock issuable under stock options exercisable within 60 days.

(b)	Includes 510 shares of Common Stock issuable under stock options exercisable within 60 days.
(c)	Includes 1,800 shares of Common Stock issuable under stock options exercisable within 60 days.
(d)	Includes 2,792 shares of Common Stock issuable under stock options exercisable within 60 days.

(e)	Includes 74,580 shares of Common Stock held by Mr. Eder's wife in her name and assumes the conversion of the 500 shares of Preferred Stock owned by Mr. Eder.
(f)	Includes 20 shares of Common Stock held by Mr. Fitzgerald’s wife in her name and 3,479 shares of Common Stock issuable under stock options exercisable within 60 days.
(g)	Includes 1,470 shares of Common Stock issuable under stock options exercisable within 60 days.
(h)	Includes 500 shares of Common Stock issuable under stock options exercisable within 60 days.

(i)	Includes 2,160 shares of Common Stock issuable under stock options exercisable within 60 days.
(j)	Includes 860 shares of Common Stock issuable under stock options exercisable within 60 days.
(k)	This employee is not currently eligible for the issuance of stock options under the Company’s Non-Qualified Stock Option Plan.
(l)	Includes 1,939 shares of Common Stock issuable under stock options exercisable within 60 days.
(m)	Includes 650 shares of Common Stock issuable under stock options exercisable within 60 days.
(n)	Includes 239,523 shares of Common Stock held by GATX Corporation of which Mr. Titterton disclaims beneficial ownership. Mr.
Titterton is Vice President and Executive Director of Fleet Portfolio Management of GATX Corporation.
(o)	Includes 50,000 shares of Common Stock issuable upon conversion of Preferred Stock and 17,040 shares of Common Stock issuable under stock options exercisable within 60 days.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers, directors and persons who beneficially own more than ten percent (10%) of a registered class of the Company’s equity securities to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten percent (10%) beneficial owners also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to the Company or written representations that no Form 5 filings were required, the Company believes that during 2010 its officers, directors and greater than ten percent (10%) beneficial owners complied with all applicable Section 16(a) filing requirements.

COMPENSATION DISCUSSION & ANALYSIS

The Stock Option & Compensation Committee is charged with the responsibility of setting the compensation for each of the Chairman/Chief Executive Officer (the “Chairman”) of the Company, the President/Chief Operating Officer (the “President”) of the Company, and any other officer who is also a member of the Board of Directors, and consulting with the Chairman and the President with respect to the compensation of other executive officers. Our overall philosophy in connection with compensation is to provide a compensation package which attracts and retains qualified people. We also seek to obtain internal equity within the compensation structure by providing appropriate salary levels to reflect the responsibilities of individual executives. Historically, we have adjusted executive compensation each year semi-annually by an amount approximately equal to the increase in the cost of living over the previous six-month period, which has the effect of rewarding executives for longevity with the Company. We do not give significant weight to the compensation paid by comparable railroads as there are few similar railroads in our region.

We have from time to time paid bonuses in connection with specific situations requiring extraordinary effort. However, there is no formal plan. We have not awarded a bonus to the Chairman since 1999 because we believe that his stock ownership position sufficiently encourages him to perform in a way that will maximize value to the Company and its shareholders.

To further align the interests of the executives of the Company with shareholders, we have a Stock Option Plan in which all Company executives and other management employees, other than a beneficial owner of more than fifty percent (50%) of the Company’s common stock or preferred stock (e.g., the Chairman), participate. The Stock Option Plan is designed to make awards based upon compensation and longevity and, therefore, to encourage executives to remain with the Company. Our Chairman is not a participant in the Stock Option Plan due to his significant holdings of the Company’s stock which more than adequately align his interests with those of our other shareholders in respect of the long-term performance to be achieved by the Company.

We have not had, and do not expect to have, employment contracts with any of our executives. We do have change-in-control agreements, including a severance policy, for all executives other than the Chairman. This plan generally provides higher benefits for longer-tenured executives. In lieu of any defined benefit or 401(k) plans, we contribute to each executive’s Simplified Employee Pension plan (“SEP”) which is available to all non-union employees on a non-discriminatory basis.

The Chairman is not subject to a change-in-control agreement. However, we pay the insurance premiums on a life insurance policy for the Chairman which provides a death benefit of $1,600,000. With the exception of this policy, all other executive benefits are made available to all non-union employees on a non-discriminatory basis.

Salaries

The Chairman’s compensation was set many years ago and has been adjusted from time to time to reflect increases in the cost of living. The President’s compensation was set in early 2006 and was increased in November 2007 following his completion of approximately two (2) years as President and discussions between the Stock Option & Compensation Committee and the President. The Stock Option & Compensation Committee believes that the Chairman’s and the President’s compensation reflects their responsibilities with, and contributions to, the Company. Both are involved in the day-to-day operations of the Company. In addition, the Chairman is responsible for identifying and leading the Company’s major strategic initiatives, including long-term lease arrangements, purchases and sales of land and railroad facilities by the Company, contract disputes and other key issues involving the Company.

We consult with the Chairman and the President from time to time with respect to the compensation of other executives. In general, their philosophy, which is shared by us, is that the compensation of other executives should relate to their responsibilities attendant to their offices and their lengths of service with the Company. Accordingly, we believe that the Chairman’s salary should represent the highest salary paid and the salaries of other executive officers should be less than the Chairman’s salary and should be governed by their levels of responsibility within the Company. The President of the Company, therefore, is the next highest paid employee. Similarly, other employees are paid in accordance with what the Chairman and the President perceive to be the other executive officers’ responsibilities and we concur with their assessment. We reward length of service through annual increases in amounts approximate to increases in the cost of living.

Bonus Plan

We maintain no formal bonus plan and, except for bonuses in de minimus amounts paid to certain key employees in connection with the Company’s secondary public stock offerings in 1998 and a bonus to the Chairman in 1999, we have not paid any bonuses to any employees.

Stock Option Plan

The Company maintains a Stock Option Plan for its directors and executives, other than the Chairman. Pursuant to the terms of the Stock Option Plan, all employees of the Company who are not subject to a collective bargaining agreement and have been an employee of the Company for more than one (1) year are eligible to participate in the Stock Option Plan. Historically, we have allotted seven thousand shares per year to be allocated among eligible employee participants. By keeping the number constant, we eliminate year to year swings and provide a consistent long-term incentive. Pursuant to the terms of the Stock Option Plan, each employee participant’s compensation is multiplied by a longevity factor which is 1.5 for executives with more than five (5) years’ service increasing ratably, in five (5) year increments, up to 3.5 for executives with more than twenty-five (25) years’ service. The sum of all of the products computed for all employee participants then becomes the denominator. Each employee participant is then awarded the number of options equal to the product of (a) the total shares allocated for such year, and (b) the ratio that his/her compensation multiplied by his/her longevity factor bears to the products for all employee participants. The purchase price per share for options granted under the Stock Option Plan is the closing market price of such shares on the last business day of the preceding year, and the term of each option is ten years in accordance with the Stock Option Plan. Options may not be exercised for the first six (6) months following the grant date and, thereafter, are exercisable at any time. Upon termination for any reason, the options must be exercised within six months of the date of termination. As with our other compensation, the option awards are designed to encourage longevity with the Company.

Other Agreements

The Company has entered into change-in-control agreements with its executives, other than the Chairman, and all other management employees. The terms of change-in-control agreements for executives are identical to those of all other management employees. Under the terms of the change-in-control agreements, a severance award is payable upon the termination of an employee other than for cause following an event giving rise to a change-incontrol and upon the resignation of an executive following a significant reduction of such executive’s base salary occurring within two years following a change-in-control. The amount of the severance award payable under the change-in-control agreements is a function of salary and length of service. An executive is entitled to a one-time severance payment equal to his/her then current annual base salary if at the time of the event giving rise to the change-in-control, he/she has been employed by the Company for fewer than ten (10) years. If employed by the Company for a period of ten (10) through nineteen (19) years, the executive is entitled to receive a severance payment equal to one and one-half (1-1/2) times the executive’s then current salary; and if employed by the Company for a period of twenty (20) through twenty-nine (29) years, the executive is entitled to a severance award of two (2) times the executive’s then current salary. Finally, if an executive is employed by the Company for a period of thirty (30) years or more, the change-in-control agreements provide for a severance award of two and one- half (2-1/2) times the executive’s then current salary. Notwithstanding the above, no severance benefit is payable under the change-in-control agreements to any executive who is a beneficial owner, directly or indirectly, of securities which have the right to elect a majority of the Board of Directors or fifty percent (50%) of the voting power of the entire capital stock of the Company (e.g., the Chairman).

In addition to the benefits outlined above, all management employees are entitled to life and disability coverage under policies of insurance paid by the Company. Life insurance benefits are in the amount of two times annual salary to a maximum of $50,000 and disability benefits are equal to 60% of annual salary up to a maximum of $8,000 per month until the date such employee reaches the age of entitlement for full retirement benefits from the Railroad Retirement Board.

Other than the life insurance benefit due Mr. Eder’s designated beneficiary upon death and the benefits described above, all benefits are available to both our executive employees and other non-union employees on a non-discriminatory basis.

Compensation of Executive Employees other than the Chairman and the President

The compensation of executive officers other than the Chairman, the President and any other officer who is a member of the Board of Directors is set by the Chairman and the President in consultation with the Stock Option & Compensation Committee. The Company’s philosophy in connection with these employees’ compensation is consistent with the Stock Option & Compensation Committee’s philosophy with respect to the salaries of the Chairman and the President; that is, to furnish compensation packages that attract and retain qualified personnel and to obtain internal equity within the compensation structure by providing appropriate salary levels which reflect the responsibilities of individual executive officers. The compensation of all other executives are set by the President in a manner consistent with the salaries of the Chairman, the President and other executive officers of the Company.

All executives other than the Chairman are eligible to receive options for shares of common stock under the Company’s Stock Option Plan. In addition, the Company contributes to each executive’s SEP in lieu of defined benefit or 401(k) plans.

STOCK OPTION & COMPENSATION COMMITTEE REPORT

The Stock Option & Compensation Committee has reviewed and discussed with management the Compensation Discussion & Analysis included above. Based on these reviews and discussions, the Stock Option & Compensation Committee has recommended to the Board of Directors that the Compensation Discussion & Analysis contained herein be included in the Company’s Proxy Statement for the fiscal year ended December 31, 2010 for filing with the SEC.

Stock Option & Compensation Committee:
James C. Garvey, Chairman
Craig M. Scott

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table provides information regarding the total compensation paid or accrued by the Company to each of its Chief Executive Officer, Chief Financial Officer, and the three most highly- compensated executive officers other than the CEO and CFO who earned more than $100,000 in total compensation during the fiscal year ended December 31, 2010 and were employed by the Company on December 31, 2010 (the "Named Executive Officers") and Elizabeth A. Deforge, who served as Treasurer and CFO until her resignation on July 27, 2010, and Jade Y. Tsang, who served as Interim Treasurer and CFO until Daniel T. Noreck assumed his duties as Treasurer and CFO on September 12, 2010, whereupon she resumed her previous duties as Assistant Controller and Manager of Taxes.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (a)	Non- Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Non- Qualified Deferred Compen- sation Earnings($)	All Other Compen- sation ($)	Total ($)
Robert H. Eder,	2010	431,942	0	0	0(b)	0	0	83,087(c)	515,029
Chairman & Chief	2009	422,609	0	0	0(b)	0	0	35,932(d)	458,541
Executive Officer
P. Scott Conti,	2010	224,225	0	0	4,487	0	0	14,069(e)	242,781
President & Chief	2009	219,380	0	0	4,503	0	0	13,220(e)	237,103
Operating Officer
Elizabeth A. Deforge	2010	81,972	0	0	1,053	0	0	7,914(e)	90,939
(f)	2009	103,311	0	0	1,011	0	0	6,197(e)	110,519
David F. Fitzgerald,	2010	153,978	0	0	3,572	0	0	9,624(e)	167,174
Vice President	2009	150,280	0	0	3,674	0	0	9,017(e)	162,971
Daniel T. Noreck,	2010	36,058	0	0	(h)	0	0	(i)	36,058
Treasurer (g)	2009	-	-	-	-	-	-	-	-
Frank K. Rogers,	2010	149,937	0	0	2,548	0	0	9,634(e)	162,119
Vice President	2009	146,697	0	0	2,030	0	0	9,028(e)	157,755
Jade Y. Tsang (j)	2010	65,723	0	0	(h)	0	0	(i)	65,723
	2009	-	-	-	-	-	-	-	-

(a)	The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2010, in accordance with ASC 715.
(b)	Under the terms of the Company’s Stock Option Plan, Mr. Eder is not eligible to receive a grant of stock options.
(c)
Includes $15,313 paid directly to Mr. Eder’s retirement account under the Company’s Simplified Employee Pension plan (“SEP”), $19,529 in life insurance premiums for 2010, $35,351 for purchase of a vehicle for use by Mr. Eder, $10,221 in car insurance and parking paid on Mr. Eder’s behalf and $2,675 in other amounts (including lodging and meals).

(d)	Includes $14,700 paid directly to Mr. Eder’s retirement account under the Company’s SEP, $14,889 in life insurance premiums for 2009, and $6,345 in car insurance and parking paid on Mr. Eder’s behalf.
(e)	Reflects amounts paid directly to officer’s retirement account under the Company’s SEP.
(f)	Ms. Deforge resigned her position as CFO of the Company on July 27, 2010.
(g)	Mr. Noreck was appointed Treasurer and CFO on August 26, 2010, effective as of September 12, 2010.
(h)	Under the terms of the Company’s Stock Option Plan, this employee was not eligible to receive a grant of stock options in 2010.
(i)	Under the terms of the Company’s SEP, this employee was not eligible to receive a SEP contribution in 2010.
(j)
Ms. Tsang, the Company’s Assistant Controller and Manager of Taxes, served as Interim Treasurer and CFO from August 2, 2010 through September 11, 2010, when Mr. Noreck assumed the duties of Treasurer and CFO.

Grants of Plan Based Awards

The following table provides information on all plan-based awards by the Company in 2010 to each Named Executive Officer, and Elizabeth A. Deforge and Jade Y. Tsang.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($) (a)
Robert H. Eder (b)	N/A	N/A	N/A	N/A
P. Scott Conti	01/04/10	618	10.75	4,487
Elizabeth A. Deforge (c)	N/A	N/A	N/A	N/A
David F. Fitzgerald	01/04/10	492	10.75	3,376
Daniel T. Noreck(d)	-	-	-	-
Frank K. Rogers	01/04/10	351	10.75	1,866
Jade Y. Tsang (d)	-	-	-	-

(a)
Amounts represent fair value of options and were estimated to be $7.26 per share as of the date of grant using Black-Scholes options– pricing model with the following weighted average assumptions: expected volatility of 89%; expected life 6 years; and risk free interest rate of 3.04%. Dividends at the rate of 1.49% per share were assumed for purposes of this estimate.

(b)	Under the terms of the Company’s Stock Option Plan, Mr. Eder is not eligible to receive a grant of stock options.
(c)	Under the terms of the Company’s Stock Option Plan, Ms. Deforge’s stock options expired on January 27, 2011, six months following her resignation.
(d)	Under the terms of the Company’s Stock Option Plan, this employee was not eligible to receive a grant of stock options in 2010.

Outstanding Equity Awards at Fiscal Year End

The following table provides information on all outstanding equity awards held by each of the Named Executive Officers as of December 31, 2010, and Elizabeth A. Deforge and Jade Y. Tsang.

Name	Number of securities underlying unexercised options (#) exercisable	Option exercise price ($)	Option expiration date
Robert H. Eder(a)	N/A	N/A	N/A
P. Scott Conti	316	13.490	01/03/15(b)
	383	14.900	01/03/16(c)
	440	19.500	01/02/17(d)
	465	16.720	01/02/18(e)
	570	11.990	01/02/19(f)
	618	10.750	01/04/20(g)
Elizabeth A. Deforge(h)	N/A	N/A	N/A
David F. Fitzgerald	369	7.750	01/02/13(i)
	357	8.890	01/02/14(j)
	377	13.490	01/03/15(b)
	463	14.900	01/03/16(c)
	468	19.500	01/02/17(d)
	488	16.720	01/02/18(e)
	465	11.990	01/02/19(f)
	492	10.750	01/04/20(g)
Daniel T. Noreck(k)	-	-	-
Frank K. Rogers	134	6.750	01/02/12(l)
	136	7.750	01/02/13(i)
	130	8.890	01/02/14(j)
	184	13.490	01/03/15(b)
	226	14.900	01/03/16(c)
	249	19.500	01/02/17(d)
	272	16.720	01/02/18(e)
	257	11.990	01/02/19(f)
	351	10.750	01/04/20(g)
Jade Y. Tsang(k)	-	-	-

(a) Under the terms of the Company’s Stock Option Plan, Mr. Eder is not eligible to receive a grant of stock options.
(b) Vested January 3, 2005
(c) Vested January 3, 2006
(d) Vested January 2, 2007
(e) Vested January 2, 2008
(f) Vested January 2, 2009
(g) Vested January 4, 2010

(h)	Under the terms of the Company’s Stock Option Plan, Ms. Deforge’s stock options expired on January 27, 2011, six (6) months following her resignation.
(i) Vested January 2, 2003
(j) Vested January 2, 2004
(k) Under the terms of the Company’s Stock Option Plan, this employee was not eligible to receive a grant of stock options in 2010.
(l) Vested January 2, 2002

Options Exercised and Stock Vested

The following table provides information on all exercises of options by the Named Executive Officers during the Company’s 2010 fiscal year, and Elizabeth A. Deforge and Jade Y. Tsang.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Robert H. Eder (a)	N/A	N/A
P. Scott Conti	0	0
Elizabeth A. Deforge	0	0
David F. Fitzgerald	364	3,504
Daniel T. Noreck(b)	-	-
Frank K. Rogers	127	783
Jade Y. Tsang(b)	-	-

(a) Under the terms of the Company’s Stock Option Plan, Mr. Eder is not eligible to receive a grant of stock options.
(b)	Under the terms of the Company’s Stock Option Plan, this employee was not eligible to receive a grant of stock options in 2010.

Pension Benefits

The Company makes payments directly to the retirement accounts of management employees (including the Named Executive Officers) under the Company’s SEP, a qualified defined contribution plan.

Nonqualified Deferred Compensation Plans

There are no nonqualified deferred compensation plans for the Company’s management employees (including the Named Executive Officers).

Potential Payments Upon Termination or Change-in-Control

As of December 31, 2010, the Company was not obligated to any member of management for any payments or benefits (including, without limitation, insurance benefits for health, life, disability or any other matter, outplacement services, tax gross ups or any other payment or benefit) upon the event of termination from the Company, whether upon the basis of retirement (including voluntary retirement, early retirement or retirement upon attaining the age on which full retirement benefits are payable), involuntary termination (including termination for cause, not for cause and for good reason, other than change-in-control), disability or death.

In the event that a management employee’s position with the Company is terminated other than for cause as a result of a change-in-control of the Company or a management employee resigns following a significant reduction of such employee’s base salary occurring within two years following a change-in-control, such employee is eligible to receive a payment, as detailed below. A change-in-control is deemed to have occurred upon (1) the occurrence of a change in the beneficial ownership directly or indirectly of securities representing more than fifty percent (50%) of the voting power of the Company’s stock, (2) the sale of all or substantially all of the Company’s assets, (3) a transaction in which the Company is not the surviving entity, or (4) complete liquidation of the Company (each, a “Change-in-Control Event”). In such case the management employee is entitled to a lump sum severance payment within two (2) years of the effective date of a Change-in-Control Event to be determined as of the date of termination, as adjusted based on the Change-in-Control Event and the date of termination, as follows:

Years of Service at
Date of Termination	Severance Benefit

0 through 9 Years	One (1) times Annual Base Salary
10 through 19 Years	One and one-half (1-1/2) times Annual Base Salary
20 through 29 Years	Two (2) times Annual Base Salary
30 Years or More	Two and one-half (2-1/2) times Annual Base Salary

Annual Base Salary means the management employee’s annual rate of base pay in effect immediately prior to the effective date of the Change-in-Control Event.

The management employee is entitled to a pro rata portion of the Severance Benefit if such management employee is terminated other than for cause by the Company at any time within two (2) years following a Changein-Control Event.

In accordance with the terms set forth above, the following payments would have been due the following management employees as of December 31, 2010 had a Change-in-Control Event taken place.

P. Scott Conti - $448,450 (2 X Annual Base Salary)
Robert H. Eder - N/A
David F. Fitzgerald -$384,945 (2.5 X Annual Base Salary)
Daniel T. Noreck -$125,000 (1 X Annual Base Salary)
Frank K. Rogers -$224,906 (1.5 X Annual Base Salary)
Jade Y. Tsang -$100,984 (1 X Annual Base Salary)

Under the terms of the life insurance policy for the benefit of Mr. Eder, Mr. Eder’s designated beneficiary would have been entitled to receive $1,600,000 had a termination of his employment occurred on December 31, 2010 as a result of his death.

TRANSACTIONS WITH MANAGEMENT

Potential conflicts of interest and related party transactions are referred by the Board of Directors to the Audit Committee for review and approval. In reviewing and evaluating potential conflicts of interest and related party transactions, the Audit Committee uses applicable NASDAQ Marketplace Rules and SEC rules as a guide.

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors appointed Deloitte & Touche LLP as independent auditors of the accounts of the Company for 2010. The Company has recently been advised by Deloitte & Touche LLP that they have no direct financial interest or any material indirect financial interest in the Company, nor have they had any connection during the past four years with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

It is expected that a representative of Deloitte & Touche LLP will be present at the annual meeting with the opportunity to make a statement if he/she so desires, and that such representative will be available to respond to appropriate questions.

Audit Fees and Services

Aggregate fees for professional services rendered for the Company by Deloitte & Touche LLP as of or for the fiscal years ended December 31, 2010 and 2009 are set forth below. The aggregate fees included in the Audit category are billed for the fiscal years for the audit of the Company’s annual financial statements and review of financial statements or engagements. The aggregate fees included in each of the other categories are fees billed in the fiscal years.

	Fiscal Year 2010	Fiscal Year 2009

Audit Fees	$198,000	$233,850
Tax Fees	$20,395	$6,600
All Other Fees	---	$12,000

Audit Fees for the fiscal years ended December 31, 2010 and 2009 were for professional services rendered for the audits of the financial statements of the Company, quarterly review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, consents and other assistance required to complete the year-end audit of the financial statements.

Tax Fees for the fiscal year ended December 31, 2009 were for services rendered for review of tax returns and tax advice. Fees for the fiscal year ended December 31, 2010 were for the preparation of the Company’s various income tax returns and tax advice.

All Other Fees. For the fiscal year ended December 31, 2009, fees for other professional services rendered are comprised of fees for review of the tax credit transaction totaling $12,000. No other fees were incurred during the fiscal year ended December 31, 2010.

The Audit Committee has determined that the provision of the above services is compatible with maintaining Deloitte & Touche LLP’s independence.

Policy on Audit Committee Pre-Approval. The Audit Committee pre-approves all audit and non-audit services provided by the independent accountants prior to the engagement of the independent accountants with respect to such services. Unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels require specific pre-approval by the Audit Committee. The Audit Committee may delegate pre-approval authority to one (1) or more of its members and that member shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The Audit Committee has not engaged an independent public accountant for the calendar year ending December 31, 2011 as it plans to solicit and evaluate proposals for these services.

PROPOSAL NO. 2

SHAREHOLDER PROPOSAL

A shareholder has notified the Company that he intends to propose the following resolution at the 2011 annual meeting of shareholders (the name and address of such shareholder and the number of shares held can be obtained upon request from the Company’s Corporate Secretary upon receipt of your written or oral request).

“The shareholders of Providence and Worcester Railroad Company recommend that the board of directors adopt a policy that provides shareholders the opportunity at each annual shareholders meeting to vote on an advisory resolution, proposed by management, to ratify and approve the compensation of the Chairman/Chief Executive Officer (the “Chairman”) set forth in the proxy statement’s Summary Compensation Table and the accompanying narrative disclosure of material factors provided to understand the Chairman’s compensation, including the discussion set forth in the proxy statement’s Company’s Compensation Discussion and Analysis.”

Shareholder’s Supporting Statement:

“Compensation of the Chairman/Chief Executive Officer of Providence and Worcester Railroad Company has not been structured in ways that best serve shareholders’ interests. The Company has a policy of setting compensation primarily for the purpose of rewarding longevity and to encourage executives to remain with the Company, as stated in the proxy statement for the April 28, 2010 shareholders meeting: ‘The Chairman’s compensation was set many years ago and has been adjusted from time to time to reflect increases in the cost of living. . . We reward length of service through annual increases in amounts approximate to increases in the cost of living.’ On such basis the Chairman received a salary of $458,541 in 2009, and he will continue to receive substantially the same amount of compensation every year. The guarantee of such level of compensation without regard to level of performance or productivity, the Company’s profitability or other relevant factors creates little if any incentive for senior management to deliver throughout the fiscal year the high level of professional expertise and leadership effort needed to guide the Company in the most effective manner during these troubled economic times. The Stock Option & Compensation Committee needs to consider a number of additional factors in structuring compensation, including establishment of relevant performance goals and incentives in order to better serve shareholders’ interests while avoiding excessive risk taking activities. Adoption of the management sponsored advisory vote will bring needed shareholder scrutiny and input on the structuring of senior executive compensation, resulting in a more effective compensation philosophy and metrics.”

Under applicable law, if you abstain from voting on this proposal, your shares will be counted as present at the Annual Meeting for purposes of this proposal and your abstention will have the effect of a vote against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ADOPTION OF THIS SHAREHOLDER PROPOSAL.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act), the Company presents the following proposal which gives shareholders the opportunity to endorse or to not endorse the Company’s compensation policies and procedures for its named executive officers, commonly known as a “say-on-pay” proposal:

“RESOLVED, to approve the Company’s executive compensation, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative discussion) in this Proxy Statement.”

We believe that our compensation policies and procedures, which are described more fully in the “Compensation Discussion and Analysis” section of this Proxy Statement and in the tables and narrative in the “Executive Compensation” section, are strongly aligned with the interests of shareholders. The Company’s Board of Directors believes that the Company’s compensation policies and procedures do not create undue risk nor are they excessive in an amount or nature. Salary increases are equal to cost of living increases generally, which result in minimal increases each year, with merit raises granted occasionally. The Company generally does not pay any bonuses to its executives except in unique circumstances. Thus, the Company’s cash flow can be used to undertake capital projects as necessary and be used to maintain a consistent dividend policy.

Approval of this proposal will require the affirmative vote of a majority of our common stock and preferred stock voting separately as a class and represented in person or by proxy at the meeting. While the Company’s Board of Directors will consider carefully the results of shareholder voting upon this proposal, the outcome of this vote will not be binding on or overrule any decisions by the Board of Directors and will not create or imply any additional fiduciary duty on the part of the Board of Directors.

Under applicable law, if you abstain from voting on this proposal, your shares will be counted as present at the Annual Meeting for purposes of this proposal and your abstention will have the effect of a vote against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE  FOR THE ADOPTION OF THIS PROPOSAL.

PROPOSAL NO. 4
ADVISORY VOTE ON FREQUENCY OF EXECUTIVE COMPENSATION VOTE

The Dodd-Frank Act further requires that the Company present a proposal which gives shareholders the opportunity to advise on how frequently the Company should include in its Proxy Statement a say-on-pay proposal similar to Proposal No. 3 of this Proxy Statement. We are required to hold the advisory vote on the frequency of the say-on-pay proposal at least once every six (6) years. The Company’s Board of Directors will consider carefully the results of shareholder voting upon the frequency of inclusion of a say-on-pay proposal, but the final vote is advisory in nature and not binding upon the Company. By voting on this Proposal No. 4, shareholders may indicate whether they prefer an advisory vote on Named Executive Officer compensation once every one (1), two (2), or three (3) years. We ask that you support a frequency period of every three years (3) (a triennial vote) for future non-binding shareholder votes on executive compensation.

A triennial vote will allow shareholders to better judge our executive compensation program in relation to our long-term performance. Additionally, a triennial vote will provide us with the time to respond thoughtfully to the views of our shareholders and implement any necessary changes. We carefully review our executive compensation program to ensure that the program appropriately aligns our executives’ interests with the long-term interests of our shareholders and to ensure that the program appropriately balances risk and reward. We therefore believe that a vote every three (3) years is an appropriate frequency to provide sufficient time to consider thoughtfully shareholders’ input and to implement any appropriate changes to our executive compensation program, in light of the timing that would be required to implement any decisions related to such changes.

The voting frequency option that receives the highest number of votes cast by the common stock shareholders and preferred stock shareholders voting separately as a class will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. However, because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board of Directors may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.

Under applicable law, if you abstain from voting on this proposal, your shares will be counted as present at the Annual Meeting for purposes of this proposal and your abstention will have the effect of a vote against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THE OPTION OF ONCE EVERY THREE (3) YEARS AS THE FREQUENCY WITH WHICH SHAREHOLDERS SHALL BE PROVIDED AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.

PROPOSALS FOR 2012 ANNUAL MEETING

The 2012 annual meeting of the shareholders of the Company is scheduled to be held on April 25, 2012. If a shareholder intending to present a proposal at that meeting wishes to have a proper proposal included in the Company's proxy statement and form of proxy relating to the meeting, the shareholder must submit the proposal to the Company not later than November 25, 2011. Shareholder proposals that are to be considered at the 2012 annual meeting but are not requested to be included in the Company’s Proxy Statement must be submitted no later than February 7, 2012.

OTHER MATTERS

No business other than that described above and/or set forth in the attached Notice of Meeting is expected to come before the annual meeting, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Company. In the event any of the nominees for the office of director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies will vote to choose not to fill the seat or to vote for other persons in their place in what they consider the best interests of the Company.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 27, 2011.

The Company’s Proxy Statement, sample proxy card and 2010 Annual Report on Form 10-K are available at: www.edocumentview.com/pwx.

By Order of the Board of Directors,

MARIE A. ANGELINI
Secretary and General Counsel

PROVIDENCE AND WORCESTER RAILROAD COMPANY
Dated: March 30, 2011

[Missing Graphic Reference]

X
Using a black ink pen, mark your votes with an X as shown in this example.  Please do not write outside the designated area.

PLEASE DATE, SIGN AND RETURN THIS PROXY USING THE ENCLOSED ENVELOPE.

Annual Meeting Proxy Card – Providence and Worcester Railroad Company

This Proxy is Solicited on Behalf of the Board of Directors

April 27, 2011

The undersigned, whose signature appears below, hereby appoints Robert H. Eder, P. Scott Conti, and Daniel T. Noreck attorneys, each with power of substitution and with all the powers the undersigned would possess if personally present, to vote the Preferred Stock of Providence and Worcester Railroad Company held of record by the undersigned on February 28, 2011 at the annual meeting of shareholders to be held on April 27, 2011 in Worcester, Massachusetts, and at any adjournments thereof, as specified.  This proxy when properly executed will be voted (i) as directed or, in the absence of such direction, FOR the specified nominees in proposal 1, AGAINST proposal 2, FOR proposal 3 and “THREE YEARS (3 Yrs)” with respect to proposal 4, and (ii) in accordance with the judgment of the proxies upon other matters that may properly come before said meeting or any adjournments or postponements thereof.

A.      Proposal 1 – The Board of Directors recommends a vote FOR the listed nominees.

1.      Election of Directors:
            For       Withhold                                                                                               For        Withhold                        For       Withhold
    01 – Frank Barrett                      02 – Scott Conti                                      03 – Joseph Garrahy

        04 – James Garvey                    05 – John Healy                                     06 – David McQuade

B.      Proposal 2 – The Board of Directors recommends a vote AGAINST Proposal 2.

2.	Shareholder proposal to vote annually on a non-binding	For Against Abstain
resolution approving the compensation of the Chairman.

C.      Proposal 3 – The Board of Directors recommends a vote FOR Proposal 3.

3.	To vote on a non-binding resolution to approve the For Against Abstain compensation of named executive officers.

D.	Proposal 4 – The Board of Directors recommends a frequency period of every THREE years (3 Yrs) for future non-binding votes on the compensation of named executive officers.

4.	Frequency of advisory vote on the compensation of 1 Yr 2 Yrs 3 Yrs Abstain5. In their discretion, upon such other matters
    named executive officers.                                                                                                                            as may properly come before the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 27, 2011.

The Company’s Proxy Statement, sample proxy card and 2010 Annual Report on Form 10-K are available at: www.edocumentview.com/pwx.

E.	Non-Voting Items
Change of Address – Please print new address below.

C.	Authorized Signatures - This section must be completed for your vote to be counted. Date and Sign Below

Sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person. In case of joint tenants or multiple owners, each party must sign.

Date (mm/dd/yyyy) – Please print date below.          Signature 1 - Please keep signature within the box.               Signature 2 - Please keep signature within the box.
/ /

[Missing Graphic Reference]

___________________________________________________________________________________________

Proxy – Providence and Worcester Railroad Company
____________________________________________________________________________________________

This Proxy is Solicited on Behalf of the Board of Directors

April 27, 2011

The undersigned, whose signature appears below, hereby appoints Robert H. Eder, P. Scott Conti, and Daniel T. Noreck attorneys, each with power of substitution and with all the powers the undersigned would possess if personally present, to vote the Common Stock of Providence and Worcester Railroad Company held of record by the undersigned on February 28, 2011 at the annual meeting of shareholders to be held on April 27, 2011 in Worcester, Massachusetts, and at any adjournments thereof, as specified.  This proxy when properly executed will be voted (i) as directed or, in the absence of such direction, FOR the specified nominees in proposal 1, AGAINST proposal 2, FOR proposal 3 and “THREE YEARS (3 Yrs)” with respect to proposal 4, and (ii) in accordance with the judgment of the proxies upon other matters that may properly come before said meeting or any adjournments or postponements thereof.

PLEASE DATE, SIGN AND RETURN THIS PROXY USING THE ENCLOSED ENVELOPE.

(Items to be voted appear on reverse side.)

F.	Authorized Signatures - This section must be completed for your vote to be counted. Date and Sign Below

Sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person. In case of joint tenants or multiple owners, each party must sign.

Date (mm/dd/yyyy) – Please print date below.          Signature 1 - Please keep signature within the box.               Signature 2 - Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A – F ON BOTH SIDES OF THIS CARD.

[Missing Graphic Reference]
IMPORTANT ANNUAL MEETING INFORMATION

X
Using a black ink pen, mark your votes with an X as shown in this example.  Please do not write outside the designated area.

Annual Meeting Proxy Card

A.      Proposal 1 – The Board of Directors recommends a vote FOR the listed nominees.

1.      Election of Directors:
                    For       Withhold                                                                                              For       Withhold                         For      Withhold
    01 – Richard Anderson                      02 – Robert Eder                           03 – Paul Titterton

 B.           Proposal 2 – The Board of Directors recommends a vote AGAINST Proposal 2.

2.	Shareholder proposal to vote annually on a non-binding	For Against Abstain
resolution approving the compensation of the Chairman.

C.      Proposal 3 – The Board of Directors recommends a vote FOR Proposal 3.

3.	To vote on a non-binding resolution to approve the For Against Abstain compensation of named executive officers.

D.	Proposal 4 – The Board of Directors recommends a frequency period of every THREE years (3 Yrs) for future non-binding votes on the compensation of named executive officers.

4.	Frequency of advisory vote on the compensation of 1 Yr 2 Yrs 3 Yrs Abstain5. In their discretion, upon such other matters
    named executive officers.                                                                                                                             as may properly come before the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 27, 2011.

The Company’s Proxy Statement, sample proxy card and 2010 Annual Report on Form 10-K are available at: www.edocumentview.com/pwx.

E.	Non-Voting Items
Change of Address – Please print new address below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A – F ON BOTH SIDES OF THIS CARD.